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                                                        Exhibit (11)(a)

                   CONSENT OF INDEPENDENT ACCOUNTANTS
                   ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated April 8, 2002, relating to the financial statements and financial highlights which appear in the February 28, 2002 Annual Report to Shareholders of State Street Research Health Sciences Fund and State Street Research Concentrated Growth Fund Fund (a series of State Street Research Financial Trust), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts

June 26, 2002